UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 24, 2006

TEMPUR-PEDIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2006, Tempur-Pedic International Inc. (the “Company”) entered into an Employment and Non-Competition Agreement (the “Employment Agreement”) with H. Thomas Bryant, President and Chief Executive Officer of the Company. On June 24, 2006, the Compensation Committee of the Board of Directors granted Mr. Bryant an option to acquire up to seven hundred thousand (700,000) shares of Company’s common stock, $0.01 par value per share (the “Option Award”).

The Employment Agreement supersedes the Amended and Restated Employment Agreement dated as of October 4, 2002 between the Company and Mr. Bryant. The Employment Agreement is effective as of April 28, 2006, the date of Mr. Bryant’s appointment as Chief Executive Officer of the Company, for an initial two year term and will automatically renew for one year periods subject to a ninety (90) days notice of decision not renew by either the Company or Mr. Bryant. The Employment Agreement provides for, among other things, an initial base salary of $600,000 per year, eligibility to earn an annual performance based bonus targeted to be an amount equal to one hundred percent (100%) of the base salary for that year, and a $600.00 per month automobile allowance. In addition, Mr. Bryant agreed not to compete with the Company during his employment with the Company and for two years following his termination of employment and not to solicit any employees of the Company for two years after the termination of employment.

The Option Award grants Mr. Bryant an option to purchase seven hundred thousand (700,000) shares of the Company’s common stock, $0.01 par value per share, at an exercise price of $13.92, subject to the applicable vesting schedule. The vesting schedule provides that twenty-five percent (25%) of the shares shall become exercisable on the first anniversary of the Option Award, and for every quarter thereafter, six and a quarter percent (6.25%) of such shares shall become exercisable until all shares have vested. In the event of the termination of Mr. Bryant’s employment by the Company without Cause or by Mr. Bryant for Good Reason (each as defined in the Employment Agreement), then any unvested shares that would have become exercisable within one year of the termination of his employment will immediately become vested, and if Mr. Bryant’s employment terminates as a result of his death of disability, then 50% of his then unvested options will immediately become vested.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2006

Tempur-Pedic International Inc.

By:	/s/ Dale E. Williams
Name:	Dale E. Williams
Title:	Executive Vice President, Chief Financial Officer and Secretary